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                                                                   EXHIBIT 10.63

                     EXCESS CATASTROPHE REINSURANCE CONTRACT
                             EFFECTIVE: JUNE 1, 2003

                                    issued to

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                        Philadelphia Insurance Companies

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                                TABLE OF CONTENTS

ARTICLE                                                          PAGE
     I         Classes of Business Reinsured                       1
    II         Term                                                1
   III         Territory (BRMA 51A)                                2
    IV         Exclusions                                          2
     V         Retention and Limit                                 4
    VI         Definitions                                         6
   VII         Other Reinsurance                                   7
  VIII         Loss Occurrence (BRMA 27C)                          7
    IX         Loss Notices and Settlements                        8
     X         Salvage and Subrogation                             9
    XI         Florida Hurricane Catastrophe Fund                  9
   XII         Reinsurance Premium                                 9
  XIII         Coverage Renewal                                   10
   XIV         Exit Charge and Non Renewal Charge                 11
    XV         Experience Account                                 11
   XVI         Investment Income                                  12
  XVII         Commutation                                        12
 XVIII         Late Payments                                      12
   XIX         Security                                           13
    XX         Offset (BRMA 36D)                                  14
   XXI         Access to Records (BRMA 1D)                        14
  XXII         Liability of the Reinsurer                         14
 XXIII         Net Retained Lines (BRMA 32B)                      14
  XXIV         Errors and Omissions (BRMA 14F)                    14
   XXV         Currency (BRMA 12A)                                15
  XXVI         Taxes (BRMA 50C)                                   15
 XXVII         Federal Excise Tax (BRMA 17A)                      15
XXVIII         Reserve Requirements                               15
  XXIX         Insolvency                                         17
   XXX         Arbitration                                        17
  XXXI         Service of Suit                                    18
 XXXII         Agency Agreement                                   19
XXXIII         Governing Law                                      19
 XXXIV         Confidentiality                                    19
  XXXV         Severability                                       20
 XXXVI         Intermediary (BRMA 23A)                            20

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                     EXCESS CATASTROPHE REINSURANCE CONTRACT
                             EFFECTIVE: JUNE 1, 2003

                                    issued to

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                        Philadelphia Insurance Companies
             (hereinafter referred to collectively as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")

ARTICLE I - CLASSES OF BUSINESS REINSURED

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Property business, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE II - TERM

A. This Contract shall become effective on June 1, 2003, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2004, both days inclusive.

B. If this Contract expires while a loss occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

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ARTICLE III - TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company's policies.

ARTICLE IV - EXCLUSIONS

This Contract does not apply to and specifically excludes the following:

         1.       Financial guarantee and insolvency.

         2. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)" and the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (Canada)" attached to and forming part of this Contract.

         3. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

         4. Loss or liability excluded under the provisions of the "Pools, Associations and Syndicates Exclusion Clause" attached to and forming part of this Contract.

         5. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

         6. Losses in respect of overhead transmission and distribution lines and their supporting structures, other than those on or within 300 meters (or 1,000 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters' or distributors' policy.

         7. Accident and Health, Casualty, Fidelity and/or Surety business.

         8. Pollution and seepage coverages excluded under the provisions of the "Pollution and Seepage Exclusion Clause (BRMA 39A)" attached to and forming part of this Contract.

         9. Notwithstanding any other provision to the contrary within this Contract or any amendment thereto, any loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of

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                  terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

                  An "act of terrorism" includes any act, or preparation in respect of action, or threat of action, designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

                  a.       Involves violence against one or more persons; or

                  b.       Involves damage to property; or

                  c. Endangers life other than that of the person committing the action; or

                  d. Creates a risk to health or safety of the public or a section of the public; or

                  e. Is designed to interfere with or to disrupt an electronic system.

                  This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism.

                  Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, in respect only of Personal Lines, this Contract will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism, provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical or nuclear pollution or contamination.

         10. Loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other "microbial contaminations." This includes:

                  a. Any supervision, instruction, recommendations, warnings or advice given or which should have been given in connection with the above; and

                  b. Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

                  For purposes of this exclusion, "microbial contamination" means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.

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                  Losses resulting from the above causes do not in and of
                  themselves constitute an event unless arising out of one or more of the following perils, in which case this exclusion does not apply:

                           Fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

                  Notice of any claims for mold-related losses must be given by the Company to the Reinsurer, in writing, within 24 months after the commencement date of the loss occurrence to which such claims relate.

         11. Loss or liability excluded under the provisions of the "Electronic Data Endorsement B" (N.M.A 2915) attached to and forming part of this Contract.

ARTICLE V - RETENTION AND LIMIT

A.       SECTION 1:

         The Company shall retain and be liable for the first $4,000,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of paragraphs C and D below) for the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer under Section 1 shall not exceed any of the following:

         1.       $6,000,000 as respects any one loss occurrence;

         2. $12,000,000 in all as respects loss occurrences commencing during any one contract year;

         3. $12,000,000 in all for loss occurrences arising out of perils other than hurricanes and earthquakes commencing during all contract years ending on or before May 31, 2007.

B.       SECTION 2:

         1. FLORIDA FIRST LAYER: As respects Property business located inside the State of Florida, the Company shall retain and be liable for the first $10,000,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of subparagraph 5 of this paragraph and of paragraphs C and D below) for 25.50% of the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer shall not exceed 25.50% of $16,500,000 (being $4,207,500) as respects any one loss occurrence, nor shall it exceed 25.5% of $16,500,000 (being $4,207,500) in all as respects loss occurrences commencing during any one contract year.

         2. FLORIDA SECOND LAYER: As respects Property business located inside the State of Florida, the Company shall retain and be liable for the first $26,500,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of subparagraph 5 of this paragraph and of paragraphs C and D below) for 17.00% of the amount by which such ultimate net loss exceeds the Company's

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                  retention, but the liability of the Reinsurer shall not exceed
                  17.00% of $17,700,000 (being $3,009,000) as respects any one loss occurrence, nor shall it exceed 17.00% of $17,700,000 (being $3,009,000) in all as respects loss occurrences commencing during any one contract year.

         3. NON FLORIDA FIRST LAYER: As respects Property business located outside of the State of Florida, the Company shall retain and be liable for the first $10,000,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of subparagraph 5 of this paragraph and of paragraphs C and D below) for 9.50% of the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer shall not exceed 9.50% of $10,000,000 (being $950,000) as respects any one loss occurrence, nor shall it exceed 9.50% of $10,000,000 (being $950,000) in all as respects loss occurrences commencing during any one contract year.

         4. NON FLORIDA SECOND LAYER: As respects Property business located outside of the State of Florida, the Company shall retain and be liable for the first $20,000,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of subparagraph 5 of this paragraph and of paragraphs C and D below) for 4.3333% of the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer shall not exceed 4.3333% of $30,000,000 (being $1,299,000) as respects any one loss occurrence, nor shall it exceed 4.3333% of $30,000,000 (being $1,299,000) in all as respects loss occurrences commencing during any one contract year.

         5. Notwithstanding the provisions of subparagraphs 1, 2, 3 and 4 above, the liability of the Reinsurer under Section 2 shall not exceed $9,466,500 in all as respects loss occurrences commencing during any one contract year. Further, the liability of the Reinsurer under each Layer of Section 2 in all as respects loss occurrences commencing during any one contract year shall not exceed the actual amount of reinstatement premium paid by the Company under the Company's Property treaty reinsurance covering that Layer for the same contract year.

C.       SECTION 3:

         The Company shall retain and be liable for the first $145,200,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of paragraphs C and D below) for the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer under Section 3 shall not exceed $25,000,000 as respects any one loss occurrence, nor shall it exceed $25,000,000 in all as respects loss occurrences commencing during any one contract year.

D. CONTRACT YEAR LIMIT: Notwithstanding the provisions of paragraphs A, B and C above, the liability of the Reinsurer shall not exceed $40,467,000 in all as respects loss occurrences commencing during any one contract year, regardless of the number of Sections involved.

E. No claim shall be made under any Layer of coverage provided by this Contract in any one loss occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

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ARTICLE VI - DEFINITIONS

A. "Ultimate net loss" as used herein is defined as the sum or sums (including extra contractual obligations, limited to 100% of the original policy limits, loss in excess of policy limits, also limited to 100% of the original policy limits, and any loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.

B. "Loss in excess of policy limits" and "extra contractual obligations" as used herein shall be defined as follows:

         1. "Loss in excess of policy limits" shall mean any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company's policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

         2. "Extra contractual obligations" shall mean any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

         Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

         If any provision of this paragraph B shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

         Savings Clause (Applicable only if the Subscribing Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

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C.       "Loss adjustment expense" as used herein shall mean expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, declaratory judgments, interest on judgments, expenses of outside adjusters, and a pro rata share of the salaries and expenses of the Company's field employees according to the time occupied adjusting such losses and expenses of the Company's officials incurred in connection with the losses, but shall not include office expenses or salaries of the Company's regular employees.

D. "Net earned premium" as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract. Net earned premium will not include the Company's earned premium for Homeowners, Manufactured Homeowners and Condominium policies that include a "No Wind/No Water" exclusion, although coverage is provided for these polices. It is understood that net earned premium shall include catastrophe fees, but shall exclude Managing General Agent fees, DRST fees and policy surcharges to recoup residual market deficit assessments.

E. "Contract year" as used herein shall mean the period from June 1, 2003 to May 31, 2004, both days inclusive, and each respective 12-month period thereafter that this Contract is renewed as provided in Article XIII.

ARTICLE VII - OTHER REINSURANCE

The Company shall be permitted to carry Commercial Property excess reinsurance, recoveries under which shall inure to the benefit of this Contract.

ARTICLE VIII - LOSS OCCURRENCE (BRMA 27C)

A. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows:

         1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

         2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in

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                  respect of individual losses which occur beyond such 72
                  consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

         3. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

         4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks and melting snow) may be included in the Company's "loss occurrence."

B. Except for those "loss occurrences" referred to in subparagraphs 1 and 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event.

C. However, as respects those "loss occurrences" referred to in subparagraphs 1 and 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "loss occurrences," provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D. It is understood that losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one "loss occurrence." Notwithstanding the foregoing, the hourly limitations as stated in paragraphs A, B and C shall not be exceeded as respects the applicable perils and no single "loss occurrence" shall encompass a time period greater than 168 consecutive hours.

ARTICLE IX - LOSS NOTICES AND SETTLEMENTS

A. Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B. All loss settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.

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ARTICLE X - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE XI - FLORIDA HURRICANE CATASTROPHE FUND

A. Any loss reimbursement paid or payable to the Company under the Florida Hurricane Catastrophe Fund (FHCF) as a result of loss occurrences commencing during the term of this Contract shall inure to the benefit of this Contract. Further, any FHCF loss reimbursement shall be deemed to be paid to the Company in accordance with the reimbursement contract between the Company and the State Board of Administration of the State of Florida at the full payout level set forth therein and will be deemed not to be reduced by any reduction or exhaustion of the FHCF's claims paying capacity.

B. Prior to the determination of the Company's FHCF retention and payout, if any, under the reimbursement contract, the Reinsurer's liability hereunder will be determined provisionally based on the projected payout, determined in accordance with the provisions of the reimbursement contract. Following determination of the payout under the reimbursement contract, the ultimate net loss under this Contract will be recalculated. If, as a result of such calculation, the loss to the Reinsurer under any excess layer of this Contract in any one loss occurrence is less than the amount previously paid by the Reinsurer under that excess layer, the Company shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer under any excess layer in any one loss occurrence is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Company.

C. If an FHCF reimbursement amount is based on the Company's losses in more than one loss occurrence and the FHCF does not designate the amount allocable to each loss occurrence, the FHCF reimbursement amount shall be prorated in the proportion that the Company's losses in each loss occurrence bear to the Company's total losses arising out of all loss occurrences to which the FHCF reimbursement applies.

D. Any reimbursement premiums or emergency assessment paid by the Company under the FHCF shall be deemed to be premiums paid for inuring reinsurance.

ARTICLE XII - REINSURANCE PREMIUM

The Company shall pay the Reinsurer an annual premium of $10,000,000 in four installments of $2,500,000 each on June 1, 2003, September 1, 2003, December 1, 2003 and March 1, 2004.

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ARTICLE XIII - COVERAGE RENEWAL

A. At the expiration of this Contract and annually thereafter if applicable, the Reinsurer may, but is not obligated to, offer to renew this Contract at the expiring terms and conditions for a renewal premium equal to the previous year's annual premium plus an additional premium of 10.0% of the deficit in the Experience Account at the expiration of this Contract, payable in three equal installments due on June 1, September 1 and December 1 of the renewal year.

B. Should the Company elect to decline the Reinsurer's offer for renewal as described above and the Experience Account is negative, the Company will pay the Reinsurer a non- renewal charge calculated in accordance with Article XIV, payable within 90 days of expiration. Should the Company elect to decline the Reinsurer's offer for renewal as described above and the Experience Account is positive, the Reinsurer will pay the Company a profit commission equal to the positive balance of the Experience Account within 90 days of expiration. If the offer of renewal is accepted and this Contract enters a second year, the Company can not decline any further offers to renew this Contract prior to May 31, 2007 if the Experience Account has a negative balance.

C. Further, should the Company elect to decline the Reinsurer's offer for renewal as described above, this Contract and all previous contracts for this coverage will be terminated.

D. Should the Reinsurer elect to decline to offer renewal terms as described above, the Reinsurer shall forfeit the non-renewal charge and shall pay the Company a profit commission equal to any positive balance in the Experience Account in return for a full and final release of all its obligations under this Contract.

E. If, pursuant to the terms of this Article, this Contract is renewed and losses greater than $10,000,000 have been ceded, the terms of this provision will not apply to contract years entered into after May 31, 2007. The maximum recovery in the aggregate over all contract years shall be $161,866,000.

F. Any provisional notices to renew or to not offer renewal terms, and responses to such offers, are provisional only, and subject to change based on loss development or loss occurrences between the date of the provisional notices or responses, and the actual expiration date of coverage.

G. If the coverage is renewed, it is intended that the coverage granted under this Contract in years subsequent to the 2003 contract year should be comparable in risk exposure to the 2003 contract year. If the Reinsurer believes there has been significant change to such risk exposure the retentions and limits will be adjusted as set forth in paragraphs H, I and J below, unless the parties mutually agree to alternative adjustments.

H. The Company agrees to continue to use RMS for catastrophe modeling, unless mutually agreed otherwise, using software at least as advanced as used in the preparation of the loss curves and analysis for this program.

I. For Section 1 and Section 2: If there is an exposure increase, a coinsurance clause will be added so the expected loss for Section 1 and each layer of Section 2, as measured using RMS output, is comparable to the expected loss in the first contract year.

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J.       For Section 3: The attachment will be reset to the comparable risk level as it was at the inception of this Contract.


ARTICLE XIV - EXIT CHARGE AND NON RENEWAL CHARGE

A.       Upon declination of the Reinsurer's offer of renewal per the terms of
         Article XIII, a non-renewal charge shall be payable to the Reinsurer by the Company for 40.0% of the absolute value of the negative balance in the Experience Account (before the calculation and payment of this non-renewal charge) for the absolute value of the first $7,500,000 of the negative balance and 95.0% of the absolute value of the negative balance in excess of $7,500,000 (before the calculation and payment of this non-renewal charge). Upon the expiration of coverage for the year ended May 31, 2007, an exit charge shall be payable to the Reinsurer by the Company for 75.0% of the absolute value of the negative balance in the Experience Account (before the calculation and payment of this exit charge).

B. Since the exit charge and non-renewal charge are based on the negative balance in the Experience Account, which includes outstanding losses, if agreement to commute is not reached concurrent with the exit or non-renewal charge calculation, then the exit or non-renewal charge will adjust quarterly based on loss development, until commutation.

ARTICLE XV - EXPERIENCE ACCOUNT

A. The Reinsurer shall maintain an Experience Account, the balance of which shall be calculated as follows:

         1. 87.5% of the cumulative annual reinsurance premium paid or payable by the Company from the inception of this Contract; less

         2. 100% of cumulative incurred losses from the inception of this Contract; plus

         3. 75.0% of cumulative additional premium, if any, paid or payable by the Company in accordance with Article XIII from the inception of this Contract; plus

         4. Cumulative interest credited on positive Experience Account cash balances as provided in Article XVI from the inception of this Contract.

B. The cash balance in the Experience Account shall be the balance in the Experience Account, as defined above, plus 100% of outstanding losses, inclusive of IBNR, under the contract, and plus investment income as defined in Article XIV.

C. The balance in the Experience Account and the cash balance in the Experience Account shall be calculated no less than quarterly.

D. "Reinsurer's incurred loss" as used herein shall mean ceded losses and loss adjustment expense paid as of the effective date of calculation, plus the ceded reserves for losses and loss adjustment expense outstanding as of the same date, all as respects losses arising out of loss occurrences commencing during the period under consideration.

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ARTICLE XVI - INVESTMENT INCOME

Beginning with the first renewal of this Contract, any positive cash balance in the Experience Account shall be credited with interest by the Reinsurer quarterly using 25.0% of the one-year Treasury Bill rate in effect at the beginning of the quarter.

ARTICLE XVII - COMMUTATION

The Company and the Reinsurer may mutually agree to commute this Contract at any time on or after May 31, 2004 or any May 31 thereafter if coverage is extended. Upon commutation, if the present value of the Reinsurer's share of outstanding ultimate net loss is less than the positive cash balance in the Experience Account, the Reinsurer shall pay the positive cash balance in the Experience Account to the Company. If the present value of the Reinsurer's share of outstanding ultimate net loss is greater than the positive cash balance in the Experience Account, then, upon mutual agreement of the Company and the Reinsurer only, the Reinsurer shall pay such excess to the Company, net of any non renewal or exit charge. In either event, the Reinsurer shall be released in respect of all its obligations under this Contract.

ARTICLE XVIII - LATE PAYMENTS

A. The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B. In the event any premium, loss or other payment due either party is not received by the intermediary named herein (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

         1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser, times

         2. 1/365ths of the six-month United States Treasury Bill Rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

         3.       The amount past due, including accrued interest.

         It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C. The establishment of the due date shall, for purposes of this Article, be determined as follows:

         1. As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days

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                  after the date of transmittal by the Intermediary of the
                  initial billing for each such payment.

         2. Any claim or loss payment due the Company hereunder shall be deemed due 10 business days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment in accordance with the provisions of
                  Article IX, was transmitted to the Reinsurer.

         3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of paragraph C above, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

         For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D. Nothing herein shall be construed as limiting or prohibiting a subscribing reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

ARTICLE XIX - SECURITY

A. It is a condition precedent to claims payments hereunder that would result in a negative cash balance in the Experience Account greater than $7,500,000, that if the Reinsurer gives notice of its intent to renew, the Company must provide a letter of credit or other security acceptable to the Reinsurer for the amount of any future premium due, including non renewal or exit fees, assuming no future losses, up to a maximum of the absolute value of any negative cash balance in the Experience Account, less $7,500,000.

B. The provisions of this Article can be waived or modified upon mutual agreement.

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ARTICLE XX - OFFSET (BRMA 36D)

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

ARTICLE XXI - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

ARTICLE XXII - LIABILITY OF THE REINSURER

A. The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE XXIII - NET RETAINED LINES (BRMA 32B)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE XXIV - ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

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ARTICLE XXV - CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XXVI - TAXES (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

ARTICLE XXVII - FEDERAL EXCISE TAX (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon as imposed under Section 4371 of the Internal Revenue Code to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE XXVIII - RESERVE REQUIREMENTS

(Applies only to a reinsurer which does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves, or which is or becomes rated "B++" or lower by A.M. Best.)

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia or is rated B++ or lower by A.M. Best, the Reinsurer agrees to fund its share of the Company's ceded United States outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

         1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

         2.       Escrow accounts for the benefit of the Company; and/or

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         3.       Cash advances;

         if, without such funding as regards an unauthorized Reinsurer, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. If the Reinsurer is unauthorized in any province or jurisdiction of Canada or is rated B++ or lower by A.M. Best, the Reinsurer agrees to fund 115% of its share of the Company's ceded Canadian outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

         1. A clean, irrevocable and unconditional letter of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a Canadian bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities, for no more than 15/115ths of the total funding required; and/or

         2. Cash advances for the remaining balance of the funding required;

         if, without such funding as regards an unauthorized Reinsurer, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved.

C. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

         1. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

         2. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

         3. To fund a cash account in an amount equal to the Reinsurer's share of any ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

         4. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded outstanding loss and loss adjustment

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                  expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

         In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for C(1) or C(3), or in the case of C(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XXIX - INSOLVENCY

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except
         (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

ARTICLE XXX - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute or difference between the Company and any Reinsurer relating to the interpretation or performance of this Contract, including its formation or validity, or any transaction under this Contract, whether arising before or after termination, shall be submitted to arbitration.

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B.       If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article provided that communication shall be made by the Company to each of the reinsurers constituting the one party, and provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurer under the terms of this Contract from several to joint.

C. Upon written request of any party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within 30 days after it has been requested to do so, either party may request a justice of a court of general jurisdiction of the state in which the arbitration is to be held to appoint the third arbitrator. All arbitrators shall be active or retired officers of insurance or reinsurance companies, or Lloyd's London Underwriters, and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within 30 days of the appointment of the third arbitrator.

D. The parties hereby waive all objections to the method of selection of the arbitrators, it being the intention of both sides that all the arbitrators be chosen from those submitted by the parties.

E. The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The arbitrators may award interest and costs. Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expenses of the third arbitrator and of the arbitration.

F. The decision in writing of the majority of the arbitrators shall be final and binding upon both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. The arbitration shall take place in Bala Cynwyd, Pennsylvania, unless otherwise mutually agreed between the Company and the Reinsurer.

G. This Article shall remain in full force and effect in the event any other provision of this Contract shall be found invalid or non-binding.

H. All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

ARTICLE XXXI - SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required

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by insurance regulatory authorities. This Article is not intended to conflict with or override the parties' obligations to arbitrate their disputes in accordance with the Article XXIX)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXXII - AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE XXXIII - GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania exclusive of the rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.

ARTICLE XXXIV - CONFIDENTIALITY

The Reinsurer, except with the express prior written consent of the Company, shall not directly or indirectly, communicate, disclose or divulge to any third party, any knowledge or information that may be acquired either directly or indirectly as a result of the inspection of the Company's books, records and papers. The restrictions as outlined in this Article shall not apply to communication or disclosures that the Reinsurer is required to make to its statutory auditors, retrocessionaires, legal counsel, and arbitrators involved in any arbitration procedures under this Contract or disclosures required upon subpoena or other dully-issued order of a court or other governmental agency or regulatory authority.

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ARTICLE XXXV - SEVERABILITY

If any provision of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.

ARTICLE XXXVI - INTERMEDIARY (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Bala Cynwyd, Pennsylvania, this 18th day of August in the year 2003.

           /s/ Christopher Maguire
           -----------------------
           Christopher Maguire, Executive Vice President &
           Chief Underwriting Officer
           Philadelphia Insurance Companies
           (for and on behalf of the "Company")

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   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE (U.S.A.)

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         I. Nuclear reactor power plants including all auxiliary property on the site, or

         II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

         III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

         IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

         (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.       Reassured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

Note.- Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

         (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

         (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
BRMA 35B

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE (CANADA)

1. This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         (a) nuclear reactor power plants including all auxiliary property on the site, or

         (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

         (c) installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

         (d) installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

         (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "prescribed substances" shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1985(c), A-16 or by any law amendatory thereof.

7.       Reinsured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, caused:

         (1) by any nuclear incident, as defined in the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

         (2)      by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured, whether new, renewal or replacement, which become effective on or after December 31, 1992.

N.M.A. 1980 (2/19/93)

               POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION A:

Excluding:

         (a) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

         (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

       Industrial Risk Insurers,
       Associated Factory Mutuals,
       Improved Risk Mutuals,
       Any Pool, Association or Syndicate formed for the purpose of writing
             Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs, United States Aircraft Insurance Group,
       Canadian Aircraft Insurance Group,
       Associated Aviation Underwriters,
       American Aviation Underwriters.

Section B does not apply:

         (a) Where The Total Insured Value over all interests of the risk in question is less than $250,000,000.

         (b) To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

         (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(a).

         (d)      To risks as follows:

                  Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only.

Where this clause attaches to Catastrophe Excesses, the following Section C is added:

SECTION C:

Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

         (1)      The following so-called "Coastal Pools":

                  Alabama Insurance Underwriting Association
                  Louisiana Insurance Underwriting Association
                  Mississippi Windstorm Underwriting Association
                  North Carolina Insurance Underwriting Association
                  South Carolina Windstorm and Hail Underwriting Association Texas Windstorm Insurance Association

AND

         (2)      All "Fair Plan" and "Rural Risk Plan" business

AND

         (3) Citizens Property Insurance Corporation ("CPIC") and the California Earthquake Authority ("CEA")

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

         (i) The inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms to meet its liability.

         (ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

SECTION D:

         (1) Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in its Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company's initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

         (2) Notwithstanding Section C above, in respect of CPIC, where an assessment is made against the Company by CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

                  (a) The Company's assessment from CPIC for the accounting year in which the loss occurrence commenced, or

                  (b)      The product of the following:

                           (i) The Company's percentage participation in CPIC for the accounting year in which the loss occurrence commenced; and

                           (ii)     CPIC's total losses in such loss occurrence.

Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by CPIC of the collection of monies.

NOTES:     Wherever used herein the terms:

           "Company"       shall be understood to mean "Company," "Reinsured,"
                           "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

           "Agreement"     shall be understood to mean "Agreement," "Contract,"
                           "Policy" or whatever other term is used to designate the attached reinsurance document.

           "Reinsurers"    shall be understood to mean "Reinsurers,"
                           "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

                     POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company's property loss under the applicable original policy.

BRMA 39A

                          ELECTRONIC DATA ENDORSEMENT B

1.       ELECTRONIC DATA EXCLUSION

         Notwithstanding any provision to the contrary within the Contract or any endorsement thereto, it is understood and agreed as follows:-

         a) This Contract does not insure loss, damage, destruction, distortion, erasure, corruption or alteration of ELECTRONIC DATA from any cause whatsoever (including but not limited to COMPUTER VIRUS) or loss of use, reduction in functionality, cost, expense of whatsoever nature resulting therefrom, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

                  ELECTRONIC DATA means facts, concepts and information converted to a form useable for communications, interpretation or processing by electronic and electromechanical data processing or electronically controlled equipment and includes programs, software and other coded instructions for the processing and manipulation of data or the direction and manipulation of such equipment.

                  COMPUTER VIRUS means a set of corrupting, harmful or otherwise unauthorized instructions or code including a set of maliciously introduced unauthorized instructions or code, programmatic or otherwise, that propagate themselves through a computer system or network of whatsoever nature. COMPUTER VIRUS includes but is not limited to "Trojan Horses," "worms" and "time or logic bombs."

         b) However, in the event that a peril listed below results from any of the matters described in paragraph a) above, this Contract, subject to all its terms, conditions and exclusions, will cover physical damage occurring during the Contract period to property insured by this Contract directly caused by such listed peril.

                  Listed Perils

                  Fire
                  Explosion

2.       ELECTRONIC DATA PROCESSING MEDIA VALUATION

         Notwithstanding any provision to the contrary within the Contract or any endorsement thereto, it is understood and agreed as follows:-

         Should electronic data processing media insured by this Contract suffer physical loss or damage insured by this Contract, then the basis of valuation shall be the cost of the blank media plus the costs of copying the ELECTRONIC DATA from back-up or from originals of a previous generation. These costs will not include research and engineering nor any costs of recreating, gathering or assembling such ELECTRONIC DATA. If the media is not repaired, replaced or restored the basis of valuation shall be the cost of the blank media. However this Contract does not insure any amount pertaining to the value of such ELECTRONIC DATA to the Assured or any other party, even if such ELECTRONIC DATA cannot be recreated, gathered or assembled.

N.M.A. 2915 (25.1.01)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                            Federal Insurance Company
                               Warren, New Jersey
                                     through
                                 Chubb Re, Inc.
                            Bernardsville, New Jersey
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                     EXCESS CATASTROPHE REINSURANCE CONTRACT
                             EFFECTIVE: JUNE 1, 2003

                         issued to and duly executed by

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                        Philadelphia Insurance Companies

The Subscribing Reinsurer hereby accepts a 100% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on June 1, 2003, and shall continue in force until May 31, 2004, both days inclusive.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Bernardsville, New Jersey, this 23 day of December in the year 2003.

                 /s/ Brian Hegarty
                 -----------------
                 Brian Hegarty, Managing Director
                 Chubb Re, Inc. (for and on behalf of Federal Insurance Company)